TRUEBLUE REPORTS SECOND QUARTER 2021 RESULTS
Strong revenue growth across all segments delivers improving results

TACOMA, WASH. - Jul. 26, 2021 -- TrueBlue (NYSE:TBI) today announced its second quarter results for 2021.

Second quarter revenue was $516 million, an increase of 44 percent compared to revenue of $359 million in the second quarter of 2020. Net income per diluted share was $0.45 compared to net loss per diluted share of $0.23 in the second quarter of 2020. Second quarter adjusted net income1 per diluted share was $0.47 compared to adjusted net loss per diluted share of $0.12 in the second quarter of 2020.

“The momentum from earlier in the year carried into the second quarter with strong revenue growth across all segments driven by new business wins and higher existing client volumes,” said Patrick Beharelle, CEO of TrueBlue. “We are capitalizing on strong demand in the markets and industries we serve and driving improvement in our segment profit margins.

“I’m enthusiastic that our technology strategies will also make our service delivery costs more scalable resulting in a higher EBITDA1 margin during this economic expansion compared to the last cycle,” Mr. Beharelle continued. “JobStack continues to be a competitive differentiator for our PeopleReady business as heavy client users show stronger growth compared to the rest of our customer base and now represent 46% of PeopleReady U.S. on-demand revenue. We are excited about the prospects for the remainder of the year and beyond.”

2021 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss second quarter 2021 results on a webcast at 2:30 p.m. PT (5:30 p.m. ET), today, Monday, Jul. 26, 2021. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2020, TrueBlue connected approximately 490,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleManagement offers contingent, on-site industrial staffing and commercial driver services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (4) our ability to attract and retain clients, (5) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (6) our ability to maintain profit margins, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) our ability to successfully execute on business strategies to further digitalize our business model, and (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		26 weeks ended
(in thousands, except per share data)	Jun 27, 2021	Jun 28, 2020	Jun 27, 2021	Jun 28, 2020
Revenue from services	$515,955	$358,944	$974,661	$853,196
Cost of services	379,487	275,719	727,619	643,812
Gross profit	136,468	83,225	247,042	209,384
Selling, general and administrative expense	110,508	97,200	207,909	214,581
Depreciation and amortization	7,017	7,256	13,979	16,350
Goodwill and intangible asset impairment charge	—	—	—	175,189
Income (loss) from operations	18,943	(21,231)	25,154	(196,736)
Interest expense and other income, net	724	(412)	1,299	(149)
Income (loss) before tax expense (benefit)	19,667	(21,643)	26,453	(196,885)
Income tax expense (benefit)	3,783	(13,475)	3,671	(38,223)
Net income (loss)	$15,884	$(8,168)	$22,782	$(158,662)

Net income (loss) per common share:
Basic	$0.46	$(0.23)	$0.66	$(4.39)
Diluted	$0.45	$(0.23)	$0.65	$(4.39)

Weighted average shares outstanding:
Basic	34,818	35,077	34,746	36,166
Diluted	35,352	35,077	35,205	36,166

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Jun 27, 2021	Dec 27, 2020
ASSETS
Cash and cash equivalents	$105,234	$62,507
Accounts receivable, net	292,731	278,343
Other current assets	34,560	38,035
Total current assets	432,525	378,885
Property and equipment, net	82,079	71,734
Restricted cash and investments	224,649	240,534
Goodwill and intangible assets, net	120,274	123,802
Other assets, net	158,541	165,622
Total assets	$1,018,068	$980,577

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$52,116	$58,447
Accrued wages and benefits	136,675	122,657
Current portion of workers’ compensation claims reserve	60,032	66,007
Other current liabilities	25,715	21,856
Total current liabilities	274,538	268,967
Workers’ compensation claims reserve, less current portion	194,863	189,486
Other long-term liabilities	83,437	84,934
Total liabilities	552,838	543,387
Shareholders’ equity	465,230	437,190
Total liabilities and shareholders’ equity	$1,018,068	$980,577

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 weeks ended
(in thousands)	Jun 27, 2021	Jun 28, 2020
Cash flows from operating activities:
Net income (loss)	$22,782	$(158,662)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,979	16,350
Goodwill and intangible asset impairment charge	—	175,189
Allowance for credit losses	2,094	5,923
Stock-based compensation	6,916	4,345
Deferred income taxes	652	(27,049)
Non-cash lease expense	7,853	7,454
Other operating activities	(1,473)	2,669
Changes in operating assets and liabilities:
Accounts receivable	(16,486)	111,803
Income tax receivable	1,103	(7,291)
Operating lease right-of-use-asset	6,135	—
Other assets	(2,495)	4,682
Accounts payable and other accrued expenses	(6,952)	(22,197)
Other accrued wages and benefits	11,208	(10,809)
Deferred employer payroll taxes	2,810	15,730
Workers’ compensation claims reserve	(598)	(5,668)
Operating lease liabilities	(6,729)	(7,643)
Other liabilities	6,563	(1,344)
Net cash provided by operating activities	47,362	103,482
Cash flows from investing activities:
Capital expenditures	(19,868)	(11,641)
Purchases of restricted available-for-sale investments	(14)	(1,739)
Sales of restricted available-for-sale investments	452	2,581
Purchases of restricted held-to-maturity investments	—	(11,458)
Maturities of restricted held-to-maturity investments	15,143	16,190
Net cash used in investing activities	(4,287)	(6,067)
Cash flows from financing activities:
Purchases and retirement of common stock	—	(52,346)
Net proceeds from employee stock purchase plans	538	536
Common stock repurchases for taxes upon vesting of restricted stock	(2,686)	(1,956)
Net change in revolving credit facility	—	7,900
Other	(188)	(1,344)
Net cash used in financing activities	(2,336)	(47,210)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	319	(736)
Net change in cash, cash equivalents, and restricted cash	41,058	49,469
Cash, cash equivalents and restricted cash, beginning of period	118,612	92,371
Cash, cash equivalents and restricted cash, end of period	$159,670	$141,840

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Jun 27, 2021	Jun 28, 2020
Revenue from services:
PeopleReady	$299,316	$209,151
PeopleManagement	152,356	118,661
PeopleScout	64,283	31,132
Total company	$515,955	$358,944

Segment profit (loss) (1):
PeopleReady	$18,437	$633
PeopleManagement	3,221	1,803
PeopleScout	10,857	(2,782)
Total segment profit (loss)	32,515	(346)
Corporate unallocated expense	(7,307)	(4,929)
Total company Adjusted EBITDA (2)	25,208	(5,275)
Work Opportunity Tax Credit processing fees (3)	(30)	—
Amortization of software as a service assets (4)	(646)	(565)
Workforce reduction costs (5)	(14)	(11,011)
COVID-19 government subsidies	2,296	3,104
Other adjustments, net (6)	(854)	(228)
EBITDA (2)	25,960	(13,975)
Depreciation and amortization	(7,017)	(7,256)
Interest expense and other income, net	724	(412)
Income (loss) before tax (expense) benefit	19,667	(21,643)
Income tax (expense) benefit	(3,783)	13,475
Net income (loss)	$15,884	$(8,168)
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Workforce reduction costs for the 13 weeks ended June 28, 2020 were primarily due to employee reductions as part of our cost management actions in response to COVID-19 ($3.0 million in cost of services and $8.0 million in selling, general and administrative expense).
(6)Other adjustments for the 13 weeks ended June 27, 2021 primarily include redundant lease expense of $0.8 million incurred while transitioning into our new Chicago office. Other adjustments also include implementation costs for cloud-based systems of $0.1 million for all periods presented.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income (loss):
- interest expense and other income, net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- amortization of software as a service assets,
- workforce reductions costs,
- COVID-19 government subsidies, and
- other adjustments, net.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net income (loss) and net income (loss) per diluted share, excluding:
- amortization of intangibles of acquired businesses,
- amortization of software as a service assets,
- workforce reduction costs,
- COVID-19 government subsidies
- other adjustments, net,
- tax effect of each adjustment to U.S. GAAP

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.
1.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Jun 27, 2021	Jun 28, 2020
Net income (loss)	$15,884	$(8,168)
Amortization of intangible assets of acquired businesses	1,810	2,071
Amortization of software as a service assets (1)	646	565
Workforce reduction costs (2)	14	11,011
COVID-19 government subsidies	(2,296)	(3,104)
Other adjustments, net (3)	854	228
Tax effect of adjustments to net income (loss) (4)	(449)	(6,706)
Adjusted net income (loss)	$16,463	$(4,103)

Adjusted net income (loss) per diluted share	$0.47	$(0.12)

Diluted weighted average shares outstanding	35,352	35,077

2.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Jun 27, 2021	Jun 28, 2020
Net income (loss)	$15,884	$(8,168)
Income tax expense (benefit)	3,783	(13,475)
Interest expense and other (income), net	(724)	412
Depreciation and amortization	7,017	7,256
EBITDA	25,960	(13,975)
Work Opportunity Tax Credit processing fees (5)	30	—
Amortization of software as a service assets (1)	646	565
Workforce reduction costs (2)	14	11,011
COVID-19 government subsidies	(2,296)	(3,104)
Other adjustments, net (3)	854	228
Adjusted EBITDA	$25,208	$(5,275)

(1)Amortization of software as a service assets is reported in selling, general and administrative expense.

(2)Workforce reduction costs for the 13 weeks ended June 28, 2020 were primarily due to employee reductions as part of our cost management actions in response to COVID-19 ($3.0 million in cost of services and $8.0 million in selling, general and administrative expense).

(3)Other adjustments for the 13 weeks ended June 27, 2021 primarily include redundant lease expense of $0.8 million incurred while transitioning into our new Chicago office. Other adjustments also include implementation costs for cloud-based systems of $0.1 million for all periods presented.

(4)Total tax effect of each of the adjustments to U.S. GAAP net income (loss) using the expected income tax rate of 14 percent for 2021 and the effective income tax rate of 62 percent for Q2 2020.

(5)These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.